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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of Akamai Technologies, Inc. of our report dated January 25, 2000 relating to the consolidated financial statements of Akamai Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                 /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 13, 2000